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                              DOMESTIC LABOR REGULATIONS
                                          OF
                            TAG IT DE MEXICO, S.A. DE C.V.

    These regulations formulated by Tag it de Mexico, S.A. de C.V. and its workers, will rule the rendering of services, development of work and workers' behavior while performing their work on the premises that the company operates or may operate in the future.

    These regulations will be applied to every worker, regardless of his position, in anything that contravenes the provisions of the Federal Labor Law.

    In these regulations Tag it de Mexico S.A. de C.V. is hereinafter called the "COMPANY" and the workers and employees of any position are hereinafter called the "WORKERS". The Federal Labor Law is hereinafter called the "LAW", and the Mexican Institute of Social Security is hereinafter called "SOCIAL SECURITY".

A.  WORKING DAYS

    1. Arrival and departure time for any working day for the WORKERS will be solely determined by the COMPANY, and may be changed as deemed necessary for the proper operation of the business. Any WORKER who has been assigned to a working shift can be transferred by the COMPANY to another temporary or permanent shift, when the COMPANY deems it necessary to meet production requirements, previous twenty four hour notification to the WORKER about such move.

    2. The working hours during the day will not be in excess of forty eight hours per week. The arrival time will be at seven in the morning and departure time five in the afternoon, Monday through Friday.

    3. Combined working hours during the day will not be in excess of forty five hours per week.

    4. The evening working hours will not be in excess of forty two hours per week.

    5. Since at the present time nobody is working a combination of evening shifts, the COMPANY reserves the right to establish arrival and departure times for said shifts, as well as to change, at the COMPANY's discretion, the arrival and departure times of day working hours, in order to organize operation time for combined and evening shifts.

    6. Furthermore, as per provisions of second paragraph of article 59 of the LAW, the WORKERS agree with the COMPANY to distribute the working hours of the different shifts in order to be able to rest on Saturday afternoon, or any similar method. For that reason, some days of the week the working hours will be longer than specifications of article 61 of the LAW, but the final purpose is mentioned above.

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    On the other side, the COMPANY reserves the right to establish arrival and departure times for each working shift, as well as to change the arrival and departure times of day, combine and evening shifts.

    8. The work shifts will be developed preferably in five working days per week, the WORKERS agree that said shifts can be changed by the COMPANY in order to work Monday through Saturday.

    9. The COMPANY will keep control of the daily punctuality and attendance at work through an individual time card weekly assigned to each WORKER.

    10. Every WORKER must register his arrival and departure time by punching his time card in the time clock, since this card will show the punctuality and attendance to work. Failure to punch the card will be considered an absence.

    11. Under exceptional circumstances or when the clock has broken down, the arrival and departure time will be authorized in the card by the immediate supervisor of each WORKER.

    12. If a WORKER loses his card or cannot find it in the appropriate card file, he will have to notify Human Resources or his immediate supervisor.

    13. The WORKER, for proper identification, must sign the card at the time that he receives it every week.

    14. The WORKERS will punctually arrive to perform their duties at the place where they are supposed to perform their duties at the start of the working day.

    15. The COMPANY is not forced to admit a WORKER who reports to work after the proper arrival time, and can only be admitted within a 10 minute tolerance, by his immediate supervisor and by the Department of Human Resources.

    16. Absence due to the WORKER'S tardiness WILL BE considered an absence without notification.

    17. The WORKERS agree to work overtime when the COMPANY directs and notifies him to do so. Overtime will not be recognized as such or paid by the COMPANY if the hours were not checked in the time card and were not authorized by his immediate supervisor.

B.  MEAL AND RELAXATION BREAKS

    1. The COMPANY will grant the WORKERS a daily sixty minute break to take their meal per work shift, and at that time their daily work will be interrupted.


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    2.   The WORKERS are not allowed to have their meals in their work areas, but only in the place assigned by the COMPANY for said purposes, but they are free to have it anywhere they want outside the COMPANY's premises.

    3. When the WORKERS are through with their meal, they must clean the place where they have eaten, and throw the leftovers or trash deriving from it in the trash bins provided for said purposes.

    4. When the WORKER has to leave the premises in order to have his meal, he must check in his departure and return time on his time card. His tardiness to resume his work after his break will be treated in the same manner as his tardiness to report to work specified in paragraph "F" of these regulations.

    5. The meal break is not part of the work day and the COMPANY is not obliged to pay salary for said time.

    6. The COMPANY will determine the time for the workers' meal break times taking into consideration the operation of the business.

    7. Except at meal breaks, the WORKERS are not allowed to leave their work areas without previous authorization from the immediate supervisor, except when attending their bodily functions. When the WORKER leaves his work area without authorization from his immediate supervisor, it will be considered disobedience to an order related to work, except in the above mentioned case.

C.  ABSENCE.

    1. When a WORKER is disabled he should not report to work and he must notify the Company within twenty four hours following the beginning of the work day.

    2. The absence due to an illness will only be justified with disabilities specified by SOCIAL SECURITY, and it is neither valid for said purpose nor is the COMPANY obliged to accept any other evidence or document.

    3. Any worker who is disabled by SOCIAL SECURITY will have to notify the Company immediately and furnish a certificate of disability the same day it is issued, if at all possible, and in any case he should notify the Company the day following the disability.

    4. The COMPANY may, to its discretion, require a doctor of its choice to examine the WORKER who has missed work due to an illness or an accident, before he is allowed to return to work.


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    5.   When the WORKER wishes time off, he will request it in writing from
Human Resources at least three working days prior to the date he wants to be absent, stating the reasons for the request, except in case of circumstances beyond his control. The COMPANY may approve or deny the time off based on the reasons stated and it will only be authorized when the absence does not interfere with the normal operations of the COMPANY.

    5. Any authorization granted should be in writing and the WORKER will have to request a copy of said authorization.

D.  WORKERS' HEALTH AND SECURITY

    1. Every WORKER who is hired by the COMPANY must submit himself to a medical exam and laboratory tests by doctors and/or laboratories selected and paid by the COMPANY; likewise it will be done in any occasion that the COMPANY requests it while there is a labor relationship.

    2. The WORKER must notify the COMPANY or SOCIAL SECURITY about any contagious illness that he, or any family member or co-worker has, so as to adopt the proper preventive measures.

    3. In case of an epidemic, the WORKERS will submit themselves to medical exams and they will comply with all the measures ordered by the authorities.

    4. The women WORKERS who become pregnant will have to notify the COMPANY about the pregnancy, so that the COMPANY may comply with Art. 170 of the LAW.

    5. The WORKERS are obliged to use at all times the equipment, devices or clothes furnished to them by the COMPANY for their security and identification, as well as the ones provided to ensure the quality of the products that are being assembled or manufactured.

    6. The WORKERS are obliged to carry at all times an identification furnished by the COMPANY, while they are in the COMPANY's premises, therefore, any worker who does not carry the identification or who has lost it will be penalized as it is provided by these regulations.

    7.   The WORKERS must keep their work area clean at all times.

    8. No WORKER will be allowed to operate a machine without previous proper training for that purpose, or without authorization from his immediate supervisor.

    9. It is the WORKERS' responsibility to keep their gowns and shoes clean and presentable and if applicable, gloves furnished to do the work. Therefore, any WORKER who does not take care of them will be penalized as provided by these regulations.


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    10.  When a WORKER has an accident while performing his duties, or becomes ill while he is working, he or his co-workers must immediately report the illness to his immediate supervisor, who will send the WORKER to the COMPANY's infirmary to obtain first aid, and send him to SOCIAL SECURITY when applicable.

    11. The WORKERS and the COMPANY are obliged to comply at all times with the provisions of the security and health regulations, and with the measures or resolutions adopted by the "Comision Mixta de Seguridad e Higiene" (Combined Commission of Security and Health).

E.  UNJUSTIFIED ABSENCES.

    1. The WORKER who is absent from work without justification, as provided by chapter "C" of these regulations, will be penalized by the COMPANY as follows:

    a) FIRST UNJUSTIFIED ABSENCE - Written warning.

    b) SECOND UNJUSTIFIED ABSENCE - Up to two days suspension without pay.

    c) THIRD UNJUSTIFIED ABSENCE - Up to three days suspension without pay.

    d) FOURTH UNJUSTIFIED ABSENCE - Up to eight days suspension without pay or in case of a thirty day period, termination of the labor relationship without the COMPANY's responsibility according to terms of article 47 fracc. X of the LAW.

    e) If the WORKER is absent a day before or after a weekly relaxation period, legal or contracting holiday; absence with authorization; period under suspension or vacation time, he will be suspended without pay during three days.

    2. To prevent an absence from being considered unjustified and from sanctions being taken by the COMPANY, the worker must comply with the following requirements:

    a) In case of a leave, the worker must obtain the authorization form to be absent, authorized by his immediate supervisor and/or the Department of Human Resources.

    b) In case of an illness or accident, the disability must be issued by SOCIAL SECURITY, which he will submit to the Department of Human Resources within the term already specified.

    c) A period of three months will always be taken into account when counting the absences. If a person accumulates 2 unjustified absences, the following absences will be accumulating even after the three months.

    d) In order to keep his file clear, the worker must have no unjustified absences during three consecutive months. In this case, if he has another absence, it will be considered as a first absence.


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F.  TARDINESS.

    1. To the WORKERS who report late to work without cause of justifying said tardiness according to terms of chapter "C" of these regulations, the following sanctions will be imposed:

    a) If a WORKER is late three times in a period of 30 calendar days, the COMPANY may impose a suspension of two days without pay.

    b) If a WORKER accumulates three suspensions for this reason in a three month period, the COMPANY may impose a suspension on the WORKER for any tardiness, for up to five days without pay.

    c) In order to keep his file clear, the WORKER must have no tardiness during three consecutive months. In this case, if he is 5 minutes late, it will be considered as a first tardiness.

G.  DISCIPLINARY MEASURES.

    1. The COMPANY and the WORKER agree that the COMPANY may impose disciplinary measures on the WORKERS by oral or written warning, with a temporary suspension without pay, or rescind the labor agreement without the COMPANY's responsibility, according to the seriousness of the offense.

    2. In order to impose these sanctions, the COMPANY will examine the facts and when imposing the sanction, the COMPANY will take into consideration the seriousness of the offense, classification of the employee, his regular behavior, except when the evidence of the offense is obvious or when the WORKER admits his culpability or participation in the offense.

    3. Regardless the above, the WORKER will always have the right to be heard in his defense.

    4. The personnel who works for the COMPANY will have the duties and responsibilities specified in these Domestic Labor Regulations and in case they fail to comply with any of them, the following disciplinary measures will be imposed:

    I)   Oral warning; or

    II)  Written warning; or

    III) Between one to eight day suspensions without pay, according to the seriousness of the offense; or

    IV)  Recision of the labor agreement without the COMPANY's responsibility.

5.  AN ORAL OR WRITTEN WARNING WILL BE IMPOSED FOR:


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    a)  Damages for negligence caused while performing the work, or during his legal stay in the premises, provided the damages do not exceed eight times the minimum general salary valid for the economic area where the premises are located.

    b) Any act, obscene or immoral gesture made, or obscene language that is used within the COMPANY's premises, or in any vehicle being used for the COMPANY, while or after working hours.

    c) Being outside the place designated to perform his work during the work hours.

    d) Being outside the designated place to perform his work at the start of each work day and at the end of each meal or relaxation break.

    e) Provocation or arguments over anything with other WORKERS during work hours, except when the case is related to the WORKER's specific work and it needs to be discussed in order to perform the assigned work, provided they have authorization from the immediate supervisor.

    f) Performing a task without the necessary precautions to avoid accidents to persons or property or equipment damages, and for not taking preventive measures to avoid said damages or more serious ones, as well as to ensure the quality of the products being assembled or manufactured.

    g)  The loss of the identification credential in two or more instances.

    h)  The repetition of a lack of cleanliness of his working clothes.

SANCTION OF RECISION OF THE LABOR AGREEMENT WITHOUT RESPONSIBILITY FOR THE COMPANY WILL BE IMPOSED FOR:

    a) All the originators specified in article 47 of the LAW, and the one specified in these regulations.

    b) The establishment of any kind of threat to the COMPANY, its property, its executives, its executive or administrative staff or their families; or the performance of any act of sabotage or cause of any premeditated damage; theft of property, equipment, material, warehouse articles of the COMPANY or of the WORKERS.

    c) The disregard of instructions from the immediate supervisor or hierarchical superior, related to the work.

    d) The furnishing of false data or information in the application submitted before being hired, or falsification of any information on the COMPANY's production reports or documentation.

    e) Intoxication, or being under the influence of alcohol, drinking intoxicating beverages or


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being under the influence of drugs or narcotics within premises occupied by the
COMPANY, or utilizing a vehicle being used for the COMPANY; reporting to work being intoxicated or under the influence of non prescribed drugs, which should be previously submitted to the Department of Human Resources.

    f) Fighting or provoking a fight within the premises occupied by the COMPANY, to threaten, coparticipate, intimidate or interfere with the activities of his coworkers o a superior at any time, preventing the performance of their duties or causing alteration of the discipline.

    g) The disclosure of any COMPANY's trade secrets or confidential information.

    h)  The violation of COMPANY's or WORKERS' mail.

    i)  Sleeping on the job or during performance of his work.

    j) Stealing COMPANY's time to take care of personal matters, as well as personal ornaments with material from the COMPANY.

    k)  Punching the time card of another WORKER.

    l) The distribution of literature, leaflets or written material of any kind, to show personal signs or labels.

    m) Bringing in fire arms, pocket knives or any other arms to the premisses occupied by the COMPANY.

    n) Doing anything that may impose a risk on himself, his coworkers or the COMPANY's property.

    o) Writing o painting indecorous or obscene pictures anywhere in the premises, or in the COMPANY's vehicles, furniture or equipment and fittings, and

    p)  Activating the fire extinguishers, except when it is a justified cause.

8. The WORKERS, will have the following general duties, besides the ones assigned as per this agreement:

    a) To notify the COMPANY, immediately after they become aware of any condition of the machinery or equipment that might impose a risk to their lives, health and as well as the lives of their coworkers, third parties or that might cause damage to the COMPANY's property.

    b) To clean and give maintenance to his personal work equipment, tools and devices and his work area; the COMPANY will schedule hours and assign to any and all WORKERS to perform


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cleaning and maintenance tasks of the equipment and machinery, or their station in their work area.

    c) To immediately report to the COMPANY any damages to the machinery, tools or material assigned to them.

    d) To immediately report to his immediate supervisor any accident or work interruption.

    e) To comply with any order received to issue in the manner and terms that the COMPANY or the Combined Commission of Instruction and Training directs, the necessary instructions to those coworkers or specific persons, to instruct or train him for his work according to the COMPANY's existing instruction and training programs for the personnel.

    f) To report to the COMPANY any contagious illness contracted by himself, his family or any other worker.

    The WORKER who does not comply with any or several of his duties, will be subject to disciplinary action according to chapter "G", paragraph 4 of these Domestic Labor Regulations.

H.  SALARY PAY.

    1. The salary is to be paid to the WORKERS on Fridays of each week, during the work day and precisely where the WORKER performs his duties. The salary will be paid directly to the WORKER and only when he is disabled to personally collect his pay, the payment will be made to the person designated by him as his attorney in fact in a power of attorney, before two witnesses.

    2. The COMPANY agrees with the WORKERS that it will have the right to change the pay day when the operations so require, with a twenty four hour previous notification to the WORKERS.

I.  VACATIONS:

    1. The WORKERS will be entitled to vacation time according to the terms specified in articles 76 through 81 of the LAW, also receiving the vacation premium stipulated by the LAW.

    2. It is agreed that the COMPANY will determine the period when the WORKERS may enjoy their vacation, and it will be able to advance said vacation period and may advance said vacation time when it deems convenient that all the WORKERS take their vacation at the same time.

J.  OBLIGATORY DAYS OF RELAXATION

    1. In compliance with provisions of article 74 of the LAW, it is agreed that the obligatory relaxation days with pay for all the WORKERS of the COMPANY are the following:

         a. January 1


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         b. February 5
         c. March 21
         d. May 1
         e. September 16
         f. November 20
         g. December 1 each six years when it applies to transfer of power
         h. December 25
         i. the day determined by federal and local legislation in case of ordinary elections, in order to execute the electoral day.

K.  GENERAL PROVISIONS.

    1. The COMPANY's telephones are for the exclusive use of the COMPANY, therefore the WORKERS must not receive personal calls during working hours, except in case of an emergency.

    2. Visitors must be always accompanied with a COMPANY's representative and must have a justified reason to pay the visit.

    3. The WORKERS will be subject to security routine checkups by the COMPANY, to ensure that no forbidden material is brought into the work areas or that any property belonging to the COMPANY or the WORKERS is taken out of the premises

    4. Those WORKERS who are handed tools, material or equipment to perform their work will be responsible for their care and cleanliness, and therefore they will also be responsible for theft, damage or improper use of same.

    5. The damaged tools or equipment can be exchanged, free of charge, by others in good condition, except when the damage was caused by improper use. In this instance the WORKER will ne responsible for the cost or replacement.

    6. Everything regarding these Domestic Labor Provisions binds the parties to provisions of the LAW.

    These Domestic Labor Provisions were developed, discussed, approved and signed in Tag it de Mexico, S.A. de C.V.'s premises on November 11, 1996 in Tijuana, Baja California, North by Mr. Jonathan Markiles acting as legal representative of Tag it de Mexico, S.A. de C.V. and by Mr. Manzo Magallanes Marco Antonio and Zarate Lopez Imelda, as representatives for the workers, who are presently working for the same, and it will be deposited for its ratification and approval by any of the parties at the "Junta Local de Conciliacion y Arbitraje" (Conciliation and Arbitration Board). These Regulations will be in force as of the date said approval is obtained.

TAG IT DE MEXICO, S.A. DE C.V.    THE WORKERS


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Jonathan Markiles [signed]        Manzo Magallanes Marco A. [signed]

                                       Zarate Lopez Imelda [signed]

There is a stamp that reads:
Government of the State of Baja California
December 12, 1996
RECEIVED


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DOMESTIC LABOR REGULATIONS

"...Tijuana, Baja California, at 12:31 p.m. on December 12, 1996, before the Local Board of Conciliation and Arbitration Board in this city appears Jonathan Markiles, who proves his identity with passport No. 35755196 issued in the United States of America that I verify and return to its holder for his personal use. He appears as a legal representative of the company called Tag it de Mexico, S.A. de C.V. , evidenced by notarial certificate number 129595 dated October 9, 1996 issued before Guillermo Gonzalez Herrera, Notary Public number nine in this city, issuing a certified photocopy for the present purpose. Also appearing are Marco Antonio Manzo Magallanes and Imelda Zarate Lopez, who declare under oath to be the only workers of above-mentioned Company as of the date they appear in this Court, and they state: -- That they ratify the terms of the Domestic Local Regulations that will be valid......(last line of the paragraph illegible).

INDIVIDUAL LABOR AGREEMENT FOR AN SPECIFIED PERIOD OF TIME ENTERED BETWEEN TAG IT DE MEXICO S.A. DE C.V. HEREINAFTER "THE COMPANY", AND_______________________ HEREINAFTER "THE WORKER" ACCORDING TO THE FOLLOWING STATEMENTS AND CLAUSES:

STATEMENTS

I.  The COMPANY states:

    That it is a Mexican business corporation, operating, among others, an assembly plant, under provisions of Legislation for the Promotion and Operation of the Assembly Industry for Exports.

    That its address is Alejandro Humboldt No. 17508 garita de Otay, Tijuana, Baja California.

    That it must hire on temporary basis the services of the WORKER, due to the temporary and special nature of the work to be performed.

II. The WORKER states:

    That he is of Mexican nationality, marital status___________, sex_________, age _________________, living in_________________________________.

    That he is aware of the specific needs of the COMPANY and that he is willing to work for a specified period of time, with the understanding that when the one term of the agreement expires, the labor relationship ends with no responsibility for the COMPANY, since he is a Temporary Worker.

Having stated the above, the parties agree to the following:

FIRST.

    The COMPANY will hire the WORKER to perform, under its direction and authority, his personal services as_____________________________________________
_________________________in any department or place directed by the COMPANY in its existing premises or those that it might have in the future, or in any premises or place that the COMPANY specifies.

SECOND.

    The WORKER states that he is aware and knows the reasons why this is a labor agreement of temporary nature, that he is skilled and has the required knowledge to perform the work for which he is hired. Therefore he agrees and obliges himself to perform any activity attached and/or related to the work including those that are typical of it according to use and manner; to obey instructions and orders given to him by the COMPANY and its superiors as well as the instructions contained in


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any circular or provisions dictated by the COMPANY in order to meet the obligations directed in this Agreement, the Labor Federal Law and the Domestic Labor Agreement.

THIRD.

    This agreement is entered for a specific period of time and will be in force from____________________________________ to end in a definite and conclusive manner on_________________________________________________________ or
before, if the reasons that led to this agreement and subject of same end before said date, since it is a work of temporary nature.

The COMPANY may rescind this agreement at any time without responsibility within the first thirty days of its life, if the WORKER has deceived it with certificates or references that endow the worker with skills, training and knowledge that are lacking or for any other cause specified in Article 47 of the Federal Labor Law.

FOURTH.

    The COMPANY will pay the WORKER a DAILY salary for services rendered, in the amount of $____________________________________________________.

    The salary will be paid to the WORKER at the place where he is actually working the___________________ days of each_________________ at the end of his work day.

The WORKER will have to sign the attendance list, payroll or receipts for the amounts he receives, and he will be provided with evidence of any deduction for Social Security fees, taxes and any other deduction, or any amount that the WORKER has to pay under the applicable Laws and/or Requirements.

FIFTH.

    The working hours during the day will not be in excess of forty eight hours per week.
    Combined working hours during the day will not be in excess of forty five hours per week.
    The evening working hours will not be in excess of forty two hours per week.

The WORKER specifically agrees to have a working schedule in the number of hours required according to the needs of the work to be performed, but they cannot exceed the weekly limits established.

    Likewise, as per reasons specified in second paragraph of Article 59 of the Federal Labor Law, the WORKER agrees with the COMPANY to distribute the work hours in different shifts, in order to have a break more than one day per week. Therefore, some days of the week the work hours will be more than the ones specified in Article 61 of the Federal Labor Law, in order to meet above mentioned needs.


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SIXTH.

    The COMPANY will grant a daily break of__________________ minutes at a time determined exclusively by the COMPANY, in order for the WORKER to have his meals and therefore interrupting his work day.

    The WORKER agrees with the COMPANY that the above mentioned break is not part of the work day, therefore the COMPANY does not have to pay salary for that period of time off since the WORKER can go out and get his meals wherever he pleases.

SEVENTH.

    The WORKER expressly agrees with the COMPANY that the working shifts and the arrival and departure times may be changed by the COMPANY as it is deemed necessary for the proper operation of the business

    The WORKER also expressly agrees that even if he is assigned to a certain shift or particular time schedule, the COMPANY has the right to temporarily or permanently change to another shift or time schedule in order to meet the COMPANY's needs, but the COMPANY has to give the WORKER at least a twenty-four hour notice in advance regarding the change of shift or work hours without decreasing his salary.

EIGHTH.

    The WORKER, when signing the present agreement, expressly accepts that the COMPANY may at any time change the place and/or area where the work has to be performed, as well as the place of residency.

NINTH.

    Every six work days the WORKER will have one day off, preferably on Sunday and for that they he will receive proportional pay at salary's rate.

TENTH.

    The WORKER agrees to work overtime when the COMPANY's needs so requires, but he cannot work overtime without the COMPANY's previous authorization. Overtime worked will not be admitted nor paid by the COMPANY if they were not marked in the attendance list or punched on the time cards, and the authorization must be signed by his supervisor.

ELEVENTH.

    The WORKER understands that he must sign the attendance list or punch his time card in the


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time clock installed by the COMPANY for that purpose in the place where he is performing his duties.

    His signature on the attendance list or punching of his time card will be evidence of his punctuality and attendance.

    If the WORKER fails to sign the attendance list or punch his time card, it will be considered an unjustified absence for all legal purposes.

TWELFTH.

    The WORKER agrees to follow any order that he receives on a personal level, to receive instruction or training for his work, in the manner and terms determined by the COMPANY, as well as to give instruction to the coworkers that he is directed to train for the work according to the Instruction and Training programs for the personnel, in force in the COMPANY.

THIRTEENTH.

    The WORKER agrees to take a medical exam prior to his entrance to the company and thereafter whenever the COMPANY determines, by doctors appointed by the COMPANY at Company's cost.

FOURTEENTH.

    The WORKER will have the obligatory days off specified by the Federal Labor Law and on those days he will receive the appropriate salary.

FIFTEENTH.

    The WORKER and the COMPANY expressly agree that absence to work due to illness can only be justified by the WORKER with the disability evidence legally issued by the Mexican Institute of Social Security, since certificates or other documents issued by other doctors or appointments or prescriptions issued by the Mexican Institute of Social Security itself will not be accepted nor will be valid justification of an absence.

SIXTEENTH.

    The WORKER understand that he has to immediately report to the COMPANY the reasons of his non attendance, on the same day of the absence.

SEVENTEENTH.

    Once the validity of this agreement expires, the WORKER will receive proportional pay for


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his vacation, vacation premium and bonus owed to him.

EIGHTEENTH:

    Everything concerning natural and industrial illnesses as well as industrial accidents concerning the parties will be ruled by provisions of the Social Security Law.

NINETEENTH.

    The WORKER understand and agrees that any change of address, telephone number or any other similar personal information will be reported to the COMPANY within forty eight hours following the change.

TWENTIETH.

    Regardless of whatever is not provided in this Personal Labor Agreement for a Definite Period of Time, the parties agree that they will submit themselves to the Federal Labor Law.

TWENTY FIRST.

    The WORKER expressly states that once the term agreed upon in this Agreement expires, the relationship between the parties is terminated with no responsibility for the COMPANY.

The parties read the above agreement, sign and ratify two copies of it on_______ ____________________, 19___, in Tijuana, Baja California.



_____________________   _________________________________________
THE COMPANY                  THE WORKER



_____________________   _________________________________________
WITNESS                      WITNESS


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                           "MEXICO MODERNO" LABOR UNION OF
                             WORKERS OF BAJA CALIFORNIA,
                                       C.R.O.M.

LABOR COLLECTIVE AGREEMENT ENTERED BY THE COMPANY NAMED TAG IT DE MEXICO, S.A. DE C.V., DOMICILED IN ALEJANDRO HUMBOLDT No. 17508 FRACC. GARITA DE OTAY, IN MESA DE OTAY IN THIS CITY, REPRESENTED BY MR. JONATHAN MARKILES IN HIS CAPACITY AS LEGAL REPRESENTATIVE, AND SINDICATO "MEXICO MODERNO" DE TRABAJADORES DE LA BAJA CALIFORNIA, C.R.O.M., DOMICILED IN AV. NETZAHUALCOYOTL 1670 ZONA RIO OF THIS CITY, REPRESENTED BY MR. JESUS JAVIER MERINO DUARTE IN HIS CAPACITY AS GENERAL SECRETARY, AS FOLLOWS:

                                       CLAUSES:

FIRST. Both parties acknowledge their full names as they enter this Agreement, but to shorten the names TAG IT DE MEXICO, S.A. DE C.V. hereinafter will be THE COMPANY and SINDICATO "MEXICO MODERNO" DE TRABAJADORES DE LA BAJA CALIFORNIA, C.R.O.M. hereinafter will be UNION, and for references to the Federal Labor Law the word LEY will be used.

SECOND. The COMPANY acknowledges that the UNION represents the interest of the workers working for the COMPANY, and agrees to deal with the Union in all matters regarding this representation. For said purpose the Union will appoint a REPRESENTATIVE who will be a worker working for the Company who will comply in any case with the decisions of the Executive Board.

THIRD. The purpose of this Agreement is to establish working conditions for the workers performing work for the Company and is applicable to any worker who works for the Company, except for the trust positions referred to by the Law.

FOURTH. The COMPANY agrees to dismiss from their work the workers who resign from the Union or who are expelled from same, when requested by the union in writing. Those dismissals will not be the Company's responsibility and the Company will carry out said dismissals immediately after receiving the Union's notification.

FIFTH. The workers must perform their work according to provisions of Article 134 of the Law, that is to say, to perform their work with intensity, care and dedication and in the manner and time agreed upon.

SIXTH.  The work day will have the duration specified in Article 61 of the Law.

SEVENTH. The salaries paid to the workers will be as specified in this Agreement.

EIGHTH. Every 6 days per week worked by the worker, he will have a paid day off, and the parties


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

agree that said day will be according to the needs of the Company. The workers who work on a Sunday will have a right to an additional 25% payment over the salary of that day.

NINTH. The Company and the Union agree that the days considered obligatory legal holidays will be enjoyed by the workers as per Article 74 of the Law.

TENTH. The workers will have the right to annual vacations as per provisions of the Law in its Article 76.

ELEVENTH. No later than December 20 of each year the Company must give the annual bonus to the workers, consisting in fifteen days of salary, as per
Article 87 of the Law.

TWELFTH. The Company and the Union agree to faithfully comply with Article 153-A of the Law, and to establish the proper Programs for Instruction and Training of its workers, which will enable them to raise their living and production standards.

THIRTEENTH. According to Article 159 of the Law, the Company and the Union agree that the permanent vacancies, the provisional vacancies over thirty days and the newly created positions will be covered according to the promotion scale by the worker of the next lower category, of the proper trade or profession.

If the employer complies with his obligation to train all the workers of the next inferior category to the one that is vacant, the promotion will go to whoever proven to have the skills, and seniority will be taken into consideration. Under the same conditions, the worker who has a family to maintain will be chosen, and under equal conditions, the one who shows better skills.

If the employer has not complied with the obligations directed in Article 132, fraction XV, the vacancy will be filled by the worker with higher seniority, and under equal conditions, by the one who has a family to maintain.

As for a newly created position, because of its nature or features, if there are no workers in the Company with the proper skills to perform the work and there is no procedure established to that effect in the collective agreement, the employer will be free to fill those positions.
In the appropriate collective agreements and according to provisions of the Law, a manner will be established to prove the skills and to make promotions.

FOURTEENTH. The Company agrees to provide financial assistance to the Union in order to increase cultural and sporting activities of its members, and said amount will be determined by the Company.

SIXTEENTH. The Company and the Union agree that this Collective Labor Agreement will be in force the moment it is signed, regardless of its legal warehouse.


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

    Tijuana, B.C., date of presentation.

BY THE UNION                                BY THE COMPANY

Jesus Javier Merino Duarte [signed]    Mr. Jonathan Markiles [signed]


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

FEDERAL DELEGACION OF BAJA CALIFORNIA
FEDERAL SUBDELEGATION IN TIJUANA, B.C.
FOREIGN AND DOMESTIC
DEPARTMENT OF FOREIGN TRADE

Letter No. 19318

REFERENCE: Authorization of Temporary Importation Program PITEX/96-1716.

              Tijuana, B.C., December 18, 1996.

TAG IT DE MEXICO, C.A. DE C.V.
RFC: TIM-961009-Q65
C. ALEJANDRO HUMBOLDT #17508
GARITA DE OTAY
TIJUANA, B.C.

According to Article 34 of Organic Law of the Federal Public Administration and
Article 6 of the Regulations that establish Temporary Importation Programs to manufacture Export Articles, published in Official Gazette of de Federation dated May 3, 1990 and its amendments dated May 11, 1995 respectively, you are informed that the Secretary of Commerce and Industrial Development has authorized TAG IT DE MEXICO S.A. DE C.V. (hereinafter the Holder) the Temporary Importation Program PITEX/96-1716 (hereinafter the program), under the following conditions and characteristics:

1. General:

    1.1  The Program will be in force on December 31, year 2000.

    1.2 According to Article 21 of the Decree, the holder must annually report to the Secretary of Commerce and Industrial development, no later than the last working day of April, the foreign trade operations carried out under the Program, following the format established by said Secretary. This information will be submitted with copy to the Secretaria de Hacienda y Credito Publico (Secretary of the Treasure and Public Credit), keeping the relevant documentation as provided by the Fiscal Code of the Federation, and to keep an inventory control according to provisions of Customs legislation.

    1.3 The holder will have to mention the authorization number PITEX mentioned in above first paragraph in every request regarding temporary imports under the Program. Likewise, so that he can export and import his products through the different Customs offices in the country, in one or more consignments.

    1.4 The holder agrees to issue Record of Exports to his suppliers, according to Article 10A


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

of the Decree and other applicable provisions.

2. Specifics:

    2.1  The Program covers total operations of the Company.

    2.2 Exports under this Program will be: DECORATIVE BOXES, PRINTED PAPER BAGS, NOTEBOOK COVERS, NOTEBOOKS, FOLDERS AND LABELS.

    2.3 The project will be considered in operation starting from the year the Program is in force.

    2.4 According to Article 5 of the Decree, the holder may temporarily import property corresponding to Fraction I, II, II of this Article. The merchandise relating to those imports are listed in documents included in
Exhibit 1.

Exhibit 1:

    * Those relating to the above-mentioned fraction I in the document named "Raw material, parts and components to import under PITEX".

    * Those relating to above mentioned fraction II in the document named "Containers and packing to be imported under PITEX".

    * Those relating to above mentioned fraction III in the document named "Fuel, lubricants, auxiliary and perishable material" and/or "Spare parts to be imported under PITEX".

    These imports will be governed by provisions of the following paragraphs:

    a) They may remain in the country during the terms specified below, effective from the date the customs clearance is completed:

    - Two years, those corresponding to Fractions I and II of Article 5 of the Decree.

    - One year that cannot be extended, the merchandise corresponding to Fraction III of the Decree.

    b) In Exhibit relevant to Fractions I and II of Article 5 of the Decree, the tare and wastage percentage are specified, that the applicant reports to the Secretary of Commerce and Industrial Development, which have to actually match those concepts and can be deducted from the temporary import.

    c) According to Article 9 of the Decree, it is considered as a tare the total merchandise relevant to Fraction III of Article 5 of the Decree.


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

    For purposes of these paragraphs, the concept tare corresponds to description in Fraction VII of Article 2 of the Decree, regardless of fiscal treatment on wastage determined by the Secretary of the Treasure and Public Credit through general provisions.

    d) In order to facilitate the Customs release of the merchandise, the holder can use the unloading of first arrivals, first departures.

    2.5 According to Article 6 of the Decree and within the range applicable specified in paragraph 2.1 of this letter, the holder must perform export sales for an amount exceeding U$S 500.000 or its equivalent in other currencies, or must bill the export products for a minimum of 10% of his annual sales.

Exhibit 2:

    * Those relating to fraction IV of Article 5 of the Decree in the enclosure named "Machinery, equipment, tools, casts and durable tools to be imported under PITEX".

    * Those relating to fraction V of Article 5 of the Decree in the enclosure named "Research devices, equipment and accessories, industrial safety, quality control, personnel training, computer communication and of control of contamination must be imported under PITEX".

    These imports may remain in the country while the Program is in force.

    2.6 According to Article 6 of the Decree and within the range applicable specified in paragraph 2.1 of this letter, the holder must perform export sales for a minimum value of 30% of his total sales.

    The conditions and characteristics specified in this letter do not exempt the holder from complying with all the remaining provisions in force on the subject specified in the Decree, Customs legislation and its Bylaws, in the Fiscal Code of the Federation, as well as the General Rules and other fiscal provisions.

    The holder must comply with statements and provisions of this letter. Otherwise, according to Article 22 of the Decree, the Secretary of Commerce and Industrial Development and the Secretary of the Treasure and Public Credit, within the range of their respective responsibilities, may cancel the program.

Yours truly,
Effective vote, no reelection
The Federal Deputy Representative,

Mario J. Escobedo Carignan [signed]


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


Federal Subdelegation of Tijuana, B.C.


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